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                                                                    EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT


We consent to the inclusion in this Registration Statement of Silver Cinemas International, Inc. on Form S-4 of our report dated March 15, 1998 on our audits of the consolidated financial statements of StarTime Cinema, Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

COOPERS & LYBRAND L.L.P.

El Paso, Texas
June 15, 1998